Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-268718 and 333-268718-01
(To Prospectus dated December 30, 2022,
Prospectus Supplement dated December 30, 2022 and
Product Supplement STOCK LIRN-1
dated March 20, 2025

1,242,300 Units $10 principal amount per unit CUSIP No. 09710R763	Pricing Date Settlement Date Maturity Date	March 27, 2025 April 3, 2025 March 29, 2027

BofA Finance LLC
Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks
Fully and Unconditionally Guaranteed by Bank of America Corporation
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Maturity of approximately two years, if not automatically called prior to maturity
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Automatic call of the notes at $11.585  per unit if the Basket is flat or increases above 100.00% of the Starting Value on the Observation Date
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The Observation Date will occur approximately one year after the pricing date
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If the notes are not automatically called, at maturity:
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200.00% leveraged upside exposure to increases in the Basket
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1-to-1 downside exposure to decreases in the Basket, with up to 100% of your principal at risk
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The Basket is comprised of the fifteen technology-related stocks specified under “The Basket” on page TS-9 of this term sheet (each a “Basket Stock”). Each Basket Stock has been given an approximately equal weight
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All payments are subject to the credit risk of BofA Finance LLC, as issuer of the notes, and the credit risk of Bank of America Corporation, as guarantor of the notes
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No periodic interest payments
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In addition to the underwriting discount set forth below, the notes include a hedging-related charge of $0.05 per unit. See “Structuring the Notes”
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Limited secondary market liquidity, with no exchange listing

The notes are being issued by BofA Finance LLC (“BofA Finance”) and are fully and unconditionally guaranteed by Bank of America Corporation (“BAC”). There are important differences between the notes and a conventional debt security, including different investment risks and certain additional costs. See “Risk Factors” beginning on page TS-7 of this term sheet, "Additional Risk Factors" on page TS-8 of this term sheet, and "Risk Factors" beginning on page PS-8 of the accompanying product supplement STOCK LIRN-1, page S-6 of the accompanying Series A MTN prospectus supplement and page 7 of the accompanying prospectus.
The initial estimated value of the notes as of the pricing date is $9.513 per unit, which is less than the public offering price listed below. See “Summary” on the following page, “Risk Factors” beginning on page TS-7 of this term sheet and “Structuring the Notes” on page TS-28 of this term sheet for additional information. The actual value of your notes at any time will reflect many factors and cannot be predicted with accuracy.
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None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this Note Prospectus (as defined below) is truthful or complete. Any representation to the contrary is a criminal offense.
_________________________
	Per Unit	Total
Public offering price(1)	$10.00	$ 12,398,000.00
Underwriting discount(1)	$0.20	$ 223,460.00
Proceeds, before expenses, to BofA Finance	$9.80	$ 12,174,540.00
(1)
The public offering price and the underwriting discount for an aggregate of 500,000 units, purchased in a single transaction by an individual investor or in combined transactions with the investor's household in this offering of 300,000 units or more, are $9.95 per unit and $0.15 per unit, respectively. See “Supplement to the Plan of Distribution; Conflicts of Interest” below.

The notes and the related guarantee:
Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value
BofA Securities
March 27, 2025

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Summary
The Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks,  due March 29, 2027 (the “notes”) are our senior unsecured debt securities. Payments on the notes are fully and unconditionally guaranteed by BAC. The notes and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The notes will rank equally in right of payment with all of BofA Finance's other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the notes, including any repayment of principal, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor. The notes will be automatically called at the Call Amount if the Observation Level of the Market Measure, which is the basket of fifteen technology-related stocks described below (the “Basket”), on the Observation Date is equal to or greater than the Call Level. If the notes are not automatically called, at maturity, the notes provide you a leveraged return if the Ending Value of the Market Measure is greater than the Starting Value. If the notes are not automatically called and the Ending Value is less than the Starting Value, at maturity, you will lose all or a portion of the principal amount of your notes. Any payments on the notes will be calculated based on the $10 principal amount per unit and will depend on the performance of the Basket, subject to our credit risk. See “Terms of the Notes” below.
The Basket is comprised of the fifteen technology-related stocks specified under “The Basket” on page TS-9 of this term sheet (each a “Basket Stock”). On the pricing date, each Basket Stock was given an approximately equal weight.
The economic terms of the notes (including the Call Amount) are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes and the economic terms of certain related hedging arrangements. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities. This difference in funding rate, as well as the underwriting discount and the hedging-related charge described below, reduced the economic terms of the notes to you and the initial estimated value of the notes on the pricing date. Due to these factors, the public offering price you are paying to purchase the notes is greater than the initial estimated value of the notes.
On the cover page of this term sheet, we have provided the initial estimated value for the notes. This initial estimated value was determined based on our, BAC’s and our other affiliates’ pricing models, which take into consideration BAC’s internal funding rate and the market prices for the hedging arrangements related to the notes. For more information about the initial estimated value and the structuring of the notes, see “Structuring the Notes” on page TS-28.
Terms of the Notes
Issuer:	BofA Finance LLC (“BofA Finance”)	Call Settlement Date:
Approximately the fifth business day following the Observation Date, subject to postponement if the Observation Date is postponed, as described on page PS-25 of the accompanying product supplement STOCK LIRN-1.

Guarantor:	Bank of America Corporation (“BAC”)	Call Premium:	$1.585 per unit if automatically called on the Observation Date (which represents a return of 15.850% over the principal amount).
Principal Amount:	$10.00 per unit	Ending Value:
The value of the Market Measure on the calculation day. The scheduled calculation day is subject to postponement in the event of Market Disruption Events, as described beginning on page PS-27 of the accompanying product supplement STOCK LIRN-1.

Term:	Approximately two years, if not automatically called	Threshold Value:	100.00 (100.00% of the Starting Value).
Market Measure:
An approximately equally weighted basket of fifteen technology-related stocks. See “The Basket” starting on page TS-9 for information about the Basket Stocks, including ticker symbols and weightings on the pricing date.
		Participation Rate:	200.00%.
Starting Value:	100.00	Calculation Day:	March 19, 2027
Observation Level:	The value of the Market Measure on the Observation Date.	Price Multiplier:	1 for each Basket Stock, subject to adjustment for certain corporate events relating to that Basket Stock described beginning on PS-22 of the accompanying product supplement STOCK LIRN-1.
Observation Date:
April 2, 2026, approximately one year after the pricing date. The Observation Date is subject to postponement in the event of Market Disruption Events or non-trading days, as described beginning on page PS-25 of the accompany product supplement STOCK LIRN-1.
		Fees and Charges:	The underwriting discount of $0.20 per unit listed on the cover page and the hedging-related charge of $0.05 per unit described in “Structuring the Notes” on page TS-28.
Call Level:	100.00 (100.00% of the Starting Value).	Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
Call Amount (per Unit):	$11.585 if automatically called on the Observation Date.
Autocallable Leveraged Index Return Notes®	TS-2

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Determining Payment on the Notes
Automatic Call Provision
The notes will be called automatically on the Observation Date if the Observation Level on the Observation Date is equal to or greater than the Call Level. If the notes are automatically called, on the Call Settlement Date you will receive $10 per unit plus the Call Premium.

Redemption Amount Determination If the notes are not automatically called, on the maturity date, you will receive a cash payment per unit determined as follows:
Autocallable Leveraged Index Return Notes®	TS-3

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
The terms and risks of the notes are contained in this term sheet and in the following:
●	Product supplement STOCK LIRN-1 dated March 20, 2025: https://www.sec.gov/Archives/edgar/data/70858/000119312525058860/d904323d424b5.htm
●	Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022: https://www.sec.gov/Archives/edgar/data/1682472/000119312522315195/d409418d424b3.htm
These documents (together, the “Note Prospectus”) have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) or BofAS by calling 1-800-294-1322. Before you invest, you should read the Note Prospectus, including this term sheet, for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by the Note Prospectus. Certain terms used but not defined in this term sheet have the meanings set forth in the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
Investor Considerations
You may wish to consider an investment in the notes if:	The notes may not be an appropriate investment for you if:
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You are willing to receive a return on your investment capped at the Call Premium if on the Observation Date the Observation Level is equal to or greater than the Call Level.
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You anticipate that the notes will be automatically called or that the value of the Basket will increase from the Starting Value to the Ending Value.
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You are willing to risk a loss of principal and return if the notes are not automatically called and the value of the Basket decreases from the Starting Value to the Ending Value.
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You are willing to forgo the interest payments that are paid on conventional interest-bearing debt securities.
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You are willing to forgo dividends or other benefits of owning the Basket Stocks.
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You are willing to accept a limited or no market for sales prior to maturity, and understand that the market prices for the notes, if any, will be affected by various factors, including our and BAC’s actual and perceived creditworthiness, BAC’s internal funding rate and fees and charges on the notes.
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You are willing to assume our credit risk, as issuer of the notes, and BAC’s credit risk, as guarantor of the notes, for all payments under the notes, including the Redemption Amount.

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You want to hold your notes for the full term.
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You believe that the notes will not be automatically called, the value of the Basket will decrease from the Starting Value to the Ending Value or that it will not increase sufficiently over the term of the notes to provide you with your desired return.
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You seek principal repayment or preservation of capital.
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You seek interest payments or other current income on your investment.
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You want to receive dividends or other distributions paid on the Basket Stocks.
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You seek an investment for which there will be a liquid secondary market.
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You are unwilling or are unable to take market risk on the notes, to take our credit risk, as issuer of the notes, or to take BAC’s credit risk, as guarantor of the notes.

We urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the notes.
Autocallable Leveraged Index Return Notes®	TS-4

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Hypothetical Payout Profile and Examples of Payments at Maturity
The graph shows a payout profile at maturity, which would only apply if the notes are not automatically called on the Observation Date.
Autocallable Leveraged Index Return Notes®
This graph reflects the returns on the notes, based on the Participation Rate of 200.00% and the Threshold Value of 100.00% of the Starting Value. The blue reflects the returns on the notes, while the dotted gray line reflects the returns of a direct investment in the Basket Stocks, excluding dividends.
This graph has been prepared for purposes of illustration only.

The following table and examples are for purposes of illustration only. They are based on hypothetical values and show hypothetical returns on the notes, assuming the notes are not automatically called on the Observation Date. They illustrate the calculation of the Redemption Amount and total rate of return based on the Starting Value of the Market Measure of 100, the Threshold Value of the Market Measure of 100.00, the Participation Rate of 200.00% and a range of hypothetical Ending Values. The actual amount you receive and the resulting total rate of return will depend on the actual Ending Value, whether the notes are automatically called on the Observation Date and whether you hold the notes to maturity. The following examples do not take into account any tax consequences from investing in the notes.
For hypothetical historical values of the Basket, see “The Basket” section below. For recent actual prices of the Basket Stocks, see “The Basket Stocks” section below. The Ending Value will not include any income generated by dividends paid on the Basket Stocks, which you would otherwise be entitled to receive if you invested in those stocks directly. In addition, all payments on the notes are subject to issuer and guarantor credit risk.
Ending Value	Percentage Change from the Starting Value to the Ending Value	Redemption Amount per Unit	Total Rate of Return on the Notes
0.00	-100.00%	$0.00	-100.00%
50.00	-50.00%	$5.00	-50.00%
70.00	-30.00%	$7.00	-30.00%
80.00	-20.00%	$8.00	-20.00%
85.00	-15.00%	$8.50	-15.00%
90.00	-10.00%	$9.00	-10.00%
95.00	-5.00%	$9.50	-5.00%
100.00(1)(2)	0.00%	$10.00	0.00%
102.00	2.00%	$10.40	4.00%
105.00	5.00%	$11.00	10.00%
110.00	10.00%	$12.00	20.00%
120.00	20.00%	$14.00	40.00%
130.00	30.00%	$16.00	60.00%
140.00	40.00%	$18.00	80.00%
150.00	50.00%	$20.00	100.00%
(1)	This is the Threshold Value.
(2)	The Starting Value was set to 100.00 on the pricing date.
Autocallable Leveraged Index Return Notes®	TS-5

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Redemption Amount Calculation Examples
Example 1
The Ending Value is 70.00, or 70.00% of the Starting Value:
Starting Value: 100.00
Threshold Value: 100.00
Ending Value: 70.00
= $7.00 Redemption Amount per unit
Example 2
The Ending Value is 110.00, or 110.00% of the Starting Value:
Starting Value: 100.00
Ending Value: 110.00
= $12.00 Redemption Amount per unit
Autocallable Leveraged Index Return Notes®	TS-6

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Risk Factors
There are important differences between the notes and a conventional debt security. An investment in the notes involves significant risks, including those listed below. You should carefully review the more detailed explanation of risks relating to the notes in the “Risk Factors” sections beginning on page PS-8 of the accompanying product supplement, page S-6 of the Series A MTN prospectus supplement, and page 7 of the prospectus identified above. We also urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the notes.
Structure-related Risks
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If the notes are not automatically called, depending on the performance of the Basket as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.

■	Your return on the notes may be less than the yield you could earn by owning a conventional fixed or floating rate debt security of comparable maturity.
■	If the notes are automatically called, your investment return is limited to the return represented by the Call Premium.
■	Changes in the price of one of the Basket Stocks may be offset by changes in the prices of the other Basket Stocks.
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Payments on the notes are subject to our credit risk, and the credit risk of BAC, and actual or perceived changes in our or BAC’s creditworthiness are expected to affect the value of the notes. If we and BAC become insolvent or are unable to pay our respective obligations, you may lose your entire investment.

■	Your investment return may be less than a comparable investment directly in the Basket Stocks.
■	We are a finance subsidiary and, as such, have limited assets and operations.
■	BAC’s obligations under its guarantee of the notes will be structurally subordinated to liabilities of its subsidiaries.
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The notes issued by us will not have the benefit of any cross-default or cross-acceleration with other indebtedness of BofA Finance or BAC; events of bankruptcy or insolvency or resolution proceedings relating to BAC and covenant breach by BAC will not constitute an event of default with respect to the notes.

Valuation- and Market-related Risks
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The initial estimated value of the notes considers certain assumptions and variables and relies in part on certain forecasts about future events, which may prove to be incorrect. The initial estimated value of the notes is an estimate only, determined as of the pricing date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads, and those of BAC, BAC’s internal funding rate on the pricing date, mid-market terms on hedging transactions, expectations on interest rates and volatility, price-sensitivity analysis, and the expected term of the notes.  These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect.

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The public offering price you are paying for the notes exceeds the initial estimated value. If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for them and lower than the initial estimated value. This is due to, among other things, changes in the value of the Basket, changes in BAC’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging-related charge, all as further described in “Structuring the Notes” on page TS-28. These factors, together with various credit, market and economic factors over the term of the notes, are expected to reduce the price at which you may be able to sell the notes in any secondary market and will affect the value of the notes in complex and unpredictable ways.

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The initial estimated value does not represent a minimum or maximum price at which we, BAC, MLPF&S, BofAS or any of our other affiliates would be willing to purchase your notes in any secondary market (if any exists) at any time. The value of your notes at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Market Measure, our and BAC’s creditworthiness and changes in market conditions.

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A trading market is not expected to develop for the notes. None of us, BAC, MLPF&S or BofAS is obligated to make a market for, or to repurchase, the notes. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

Conflict-related Risks
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BAC and its affiliates’ hedging and trading activities (including trades in the Basket Stocks) and any hedging and trading activities BAC or its affiliates engage in that are not for your account or on your behalf, may affect the market value and return of the notes and may create conflicts of interest with you.

■	There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent.
Market Measure-related Risks
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The Underlying Companies will have no obligations relating to the notes, and none of us, BAC, MLPF&S or BofAS will perform any due diligence procedures with respect to any Underlying Company in connection with this offering.

Autocallable Leveraged Index Return Notes®	TS-7

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
■	You will have no rights of a holder of the Basket Stocks, and you will not be entitled to receive shares of the Basket Stocks or dividends or other distributions by the Underlying Companies.
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The payment on the notes will not be adjusted for all corporate events that could affect a Basket Stock. See “Description of the LIRNs—Anti-Dilution Adjustments” beginning on page PS-28 of the accompanying product supplement STOCK LIRN-1.

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While BAC and our other affiliates may from time to time own securities of the Underlying Companies, we, BAC and our other affiliates do not control any Underlying Company, and have not verified any disclosures made by any Underlying Company.

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Several of the Basket Stocks commenced trading recently and have limited actual historical information, as noted in the historical performance information beginning on page TS-12. Because these Basket Stocks are of recent origin and limited actual historical performance data exists, your investment in the notes may involve a greater risk than investing in notes linked to Basket Stocks with a more established record of performance.

Tax-related Risks
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The U.S. federal income tax consequences of the notes are uncertain, and may be adverse to a holder of the notes. See “Summary Tax Consequences” below and “U.S. Federal Income Tax Summary” beginning on page PS-39 of the accompanying product supplement STOCK LIRN-1.

Additional Risk Factors
Additional Market Measure-Related Risks
The Basket Stocks are concentrated in one sector.
All of the Basket Stocks are issued by companies in the information technology sector. Although an investment in the notes will not give holders any ownership or other direct interests in the Basket Stocks, the return on an investment in the notes will be subject to certain risks associated with a direct equity investment in companies in the information technology sector. Accordingly, by investing in the notes, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.
An investment in the notes is subject to risks associated with investing in stocks in the information technology sector.
The Basket Stocks are issued by companies whose primary business is directly associated with the information technology sector. Because the value of the notes is linked to the performance of the Basket Stocks, an investment in the notes exposes investors to risks associated with investments in the stocks of companies in the information technology sector.
The profitability of technology companies can be significantly affected by intense competition and rapid product obsolescence. Technology companies may also have limited product lines, markets, financial resources or personnel. In addition, technology companies are heavily dependent on intellectual property rights, and the loss or impairment of those rights could adversely affect the prices of the Basket Stocks and increase the volatility of the Market Measure.
Autocallable Leveraged Index Return Notes®	TS-8

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
The Basket
The Basket is designed to allow investors to participate in the percentage changes of the Basket from the Starting Value to the Ending Value. The Basket Stocks are described in the section “The Basket Stocks” below. Each Basket Stock was assigned an initial weight on the pricing date, as set forth in the table below.
For more information on the calculation of the value of the Basket, please see the section entitled “Description of LIRNs—Basket Market Measures” beginning on page PS-34 of the accompanying product supplement STOCK LIRN-1.
On the pricing date, for each Basket Stock, the Initial Component Weight, the Closing Market Price, the Component Ratio and the initial contribution to the Basket value are as follows:
Underlying Company	Basket Stock	Bloomberg Symbol	Initial Component Weight	Closing Market Price(1)	Component Ratio(2)	Initial Basket Value Contribution
Salesforce, Inc.	Common Stock	CRM	6.67%	$277.81	0.02400921	6.67
Microsoft Corporation	Common Stock	MSFT	6.67%	$390.58	0.01707717	6.67
Shopify Inc.	Class A Subordinate Voting Shares	SHOP	6.67%	$102.52	0.06506048	6.67
Snowflake Inc.	Class A Common Stock	SNOW	6.67%	$156.98	0.04248949	6.67
Palantir Technologies Inc.	Class A Common Stock	PLTR	6.67%	$90.09	0.07403707	6.67
Cisco Systems, Inc.	Common Stock	CSCO	6.67%	$61.40	0.10863192	6.67
Palo Alto Networks, Inc.	Common Stock	PANW	6.67%	$174.44	0.03823664	6.67
ServiceNow, Inc.	Common Stock	NOW	6.67%	$827.74	0.00805809	6.67
AppLovin Corporation	Class A Common Stock	APP	6.67%	$261.70	0.02548720	6.67
Cadence Design Systems, Inc.	Common Stock	CDNS	6.67%	$262.54	0.02540565	6.67
Dynatrace, Inc.	Common Stock	DT	6.66%	$49.02	0.13586291	6.66
HubSpot, Inc.	Common Stock	HUBS	6.66%	$593.41	0.01122327	6.66
Intuit Inc.	Common Stock	INTU	6.66%	$615.30	0.01082399	6.66
Adobe Inc.	Common Stock	ADBE	6.66%	$396.15	0.01681181	6.66
Oracle Corporation	Common Stock	ORCL	6.66%	$145.78	0.04568528	6.66
					Starting Value	100.00
(1)	These were the Closing Market Prices of the Basket Stocks on the pricing date.
(2)     Each Component Ratio equals the Initial Component Weight of the relevant Basket Stock (as a percentage) multiplied by 100, and then divided by the Closing Market Price of that Basket Stock on the pricing date and rounded to eight decimal places.
The calculation agent will calculate the value of the Basket for the Observation Date or for the calculation day, as applicable, by summing the products of (1) the Closing Market Price of each Basket Stock on the Observation Date or the calculation day, as applicable (multiplied by its applicable Price Multiplier on that day), and (2) the Component Ratio for that Basket Stock. The Price
Autocallable Leveraged Index Return Notes®	TS-9

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Multiplier for each Basket Stock will initially be 1, and is subject to adjustment as described in the accompanying product supplement STOCK LIRN-1 under “Description of the LIRNs – Anti-Dilution Adjustments”. If a Market Disruption Event or non-trading day occurs as to any Basket Stock on the scheduled Observation Date or the scheduled calculation day, the Closing Market Price of that Basket Stock will be determined as more fully described in the section entitled “Description of the LIRNs—Basket Market Measures—Observation Level or Ending Value of the Basket” beginning on page PS-35 of the accompanying product supplement STOCK LIRN-1.
Autocallable Leveraged Index Return Notes®	TS-10

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
While actual historical information on the Basket did not exist before the pricing date, the following graph sets forth the hypothetical historical daily performance of the Basket from April 15, 2021 (which is latest date on which a Basket Stock began trading) through March 27, 2025.  The graph is based upon actual daily historical prices of the Basket Stocks, hypothetical Component Ratios based on the closing prices of the Basket Stocks as of April 15, 2021, and a Basket value of 100.00 as of that date. This hypothetical historical data on the Basket is not necessarily indicative of the future performance of the Basket or what the value of the notes may be. Any hypothetical historical upward or downward trend in the value of the Basket during any period set forth below is not an indication that the value of the Basket is more or less likely to increase or decrease at any time over the term of the notes.
Hypothetical Historical Performance of the Basket
Autocallable Leveraged Index Return Notes®	TS-11

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
The Basket Stocks
We have derived the following information from publicly available documents. We have not independently verified the accuracy or completeness of the following information.
Because each Basket Stock is registered under the Securities Exchange Act of 1934, the Underlying Companies are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Underlying Companies can be located through the SEC’s website at http://www.sec.gov by reference to the applicable CIK number set forth below.
This term sheet relates only to the notes and does not relate to any securities of the Underlying Companies. Neither we nor any of our affiliates have participated or will participate in the preparation of the Underlying Companies’ publicly available documents. Neither we nor any of our respective affiliates has made any due diligence inquiry with respect to the Underlying Companies in connection with the offering of the notes. None of us, MLPF&S, BofAS or any of our respective affiliates makes any representation that the publicly available documents or any other publicly available information regarding the Underlying Companies are accurate or complete. Furthermore, there can be no assurance that all events occurring prior to the date of this term sheet, including events that would affect the accuracy or completeness of these publicly available documents that would affect the trading price of the Basket Stocks, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning an Underlying Company could affect the price of its Basket Stock and therefore could affect your return on the notes. The selection of the Basket Stocks is not a recommendation to buy or sell shares of the Basket Stocks.
Common Stock of Salesforce, Inc.
Salesforce, Inc. provides customer relationship management applications and platform services. This Basket Stock trades on the New York Stock Exchange (“NYSE”) under the symbol “CRM”. The company’s CIK number is 0001108524.
The following graph shows the daily historical performance of CRM on its primary exchange in the period from January 1, 2015 through March 27, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of CRM was $277.81. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of CRM

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This historical data on CRM is not necessarily indicative of the future performance of CRM or what the value of the notes may be. Any historical upward or downward trend in the price per share of the CRM during any period set forth above is not an indication that the price per share of the CRM is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of CRM.
Autocallable Leveraged Index Return Notes®	TS-12

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Common Stock of Microsoft Corporation
Microsoft Corporation is a technology company that designs, manufactures and sells devices, including computers, tables, gaming and entertainment consoles, other intelligent devices and products, including operating systems, cross-device productivity applications, server applications, business applications, desktop and server management tools and software development tools. This Basket Stock trades on the Nasdaq Global Select Market under the symbol “MSFT”. The company’s CIK number is 0000789019.
The following graph shows the daily historical performance of MSFT on its primary exchange in the period from January 1, 2015 through March 27, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of MSFT was $390.58. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of MSFT

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This historical data on MSFT is not necessarily indicative of the future performance of MSFT or what the value of the notes may be. Any historical upward or downward trend in the price per share of the MSFT during any period set forth above is not an indication that the price per share of the MSFT is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of MSFT.
Autocallable Leveraged Index Return Notes®	TS-13

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Class A Subordinate Voting Shares of Shopify Inc.
Shopify Inc. is a Canadian company that provides a cloud-based commerce platform. The company offers a platform for merchants to create an omni-channel experience that helps showcase the merchant's brand. The company serves customers in Canada. This Basket Stock trades on the NYSE under the symbol “SHOP”. The company’s CIK number is 0001594805.
The following graph shows the daily historical performance of SHOP on its primary exchange in the period from May 21, 2015 (the date SHOP began trading) through March 27, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of SHOP was $102.52. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of SHOP

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This historical data on SHOP is not necessarily indicative of the future performance of SHOP or what the value of the notes may be. Any historical upward or downward trend in the price per share of the SHOP during any period set forth above is not an indication that the price per share of the SHOP is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of SHOP.
Autocallable Leveraged Index Return Notes®	TS-14

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Class A Common Stock of Snowflake Inc.
Snowflake Inc. is a cloud based data platform provider. This Basket Stock trades on the NYSE under the symbol “SNOW”. The company’s CIK number is 0001640147.
The following graph shows the daily historical performance of SNOW on its primary exchange in the period from September 16, 2020 (the date SNOW began trading) through March 27, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of SNOW was $156.98. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of SNOW

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This historical data on SNOW is not necessarily indicative of the future performance of SNOW or what the value of the notes may be. Any historical upward or downward trend in the price per share of the SNOW during any period set forth above is not an indication that the price per share of the SNOW is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of SNOW.
Autocallable Leveraged Index Return Notes®	TS-15

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Class A Common Stock of Palantir Technologies Inc.
Palantir Technologies Inc. provides software solutions. The company offers platforms for integrating, managing, and securing data that helps in interactive human-driven, machine-assisted analysis. The company serves customers worldwide. This Basket Stock trades on the NYSE under the symbol “PLTR”. The company’s CIK number is 0001321655.
The following graph shows the daily historical performance of PLTR on its primary exchange in the period from September 30, 2020 (the date PLTR began trading) through March 27, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of PLTR was $90.09. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of PLTR
This historical data on PLTR is not necessarily indicative of the future performance of PLTR or what the value of the notes may be. Any historical upward or downward trend in the price per share of the PLTR during any period set forth above is not an indication that the price per share of the PLTR is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of PLTR.
Autocallable Leveraged Index Return Notes®	TS-16

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Common Stock of Cisco Systems, Inc.
Cisco Systems, Inc. is an internet technology company that designs and sells products for networking, security, collaboration, applications and the cloud. This Basket Stock trades on the Nasdaq Global Select Market under the symbol “CSCO”. The company’s CIK number is 0000858877.
The following graph shows the daily historical performance of CSCO on its primary exchange in the period from January 1, 2015 through March 27, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of CSCO was $61.40. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of CSCO

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This historical data on CSCO is not necessarily indicative of the future performance of CSCO or what the value of the notes may be. Any historical upward or downward trend in the price per share of the CSCO during any period set forth above is not an indication that the price per share of the CSCO is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of CSCO.
Autocallable Leveraged Index Return Notes®	TS-17

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Common Stock of Palo Alto Networks, Inc.
Palo Alto Networks, Inc. provides network, endpoint and cloud security applications for its enterprise, service provider and government entity clients. This Basket Stock trades on the Nasdaq Global Select Market under the symbol “PANW”. The company’s CIK number is 0001327567.
The following graph shows the daily historical performance of PANW on its primary exchange in the period from January 1, 2015 through March 27, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of PANW was $174.44. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of PANW

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This historical data on PANW is not necessarily indicative of the future performance of PANW or what the value of the notes may be. Any historical upward or downward trend in the price per share of the PANW during any period set forth above is not an indication that the price per share of the PANW is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of PANW.
Autocallable Leveraged Index Return Notes®	TS-18

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Common Stock of ServiceNow, Inc.
ServiceNow, Inc. is a provider of applications that help automate existing processes and create digitized workflows. This Basket Stock trades on the NYSE under the symbol “NOW”. The company’s CIK number is 0001373715.
The following graph shows the daily historical performance of NOW on its primary exchange in the period from January 1, 2015 through March 27, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of NOW was $827.74. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of NOW

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This historical data on NOW is not necessarily indicative of the future performance of NOW or what the value of the notes may be. Any historical upward or downward trend in the price per share of the NOW during any period set forth above is not an indication that the price per share of the NOW is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of NOW.
Autocallable Leveraged Index Return Notes®	TS-19

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Class A Common Stock of AppLovin Corporation
AppLovin Corporation provides end-to-end software and artificial intelligence-powered solutions for businesses and also operates a portfolio of owned mobile apps. This Basket Stock trades on the Nasdaq Global Select Market under the symbol “APP”. The company’s CIK number is 0001751008.
The following graph shows the daily historical performance of APP on its primary exchange in the period from April 15, 2021 (the date APP began trading) through March 27, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of APP was $261.70. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of APP

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This historical data on APP is not necessarily indicative of the future performance of APP or what the value of the notes may be. Any historical upward or downward trend in the price per share of the APP during any period set forth above is not an indication that the price per share of the APP is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of APP.
Autocallable Leveraged Index Return Notes®	TS-20

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Common Stock of Cadence Design Systems, Inc.
Cadence Design Systems, Inc. provides computational software, special-purpose computational hardware, IP and services to multiple sectors including automotive, artificial intelligence, aerospace and defense, mobile computing, hyperscalers, wireless communication, industrial internet of things and life sciences. This Basket Stock trades on the Nasdaq Global Select Market under the symbol “CDNS”. The company’s CIK number is 0000813672.
The following graph shows the daily historical performance of CDNS on its primary exchange in the period from January 1, 2015 through March 27, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of CDNS was $262.54. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of CDNS

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This historical data on CDNS is not necessarily indicative of the future performance of CDNS or what the value of the notes may be. Any historical upward or downward trend in the price per share of the CDNS during any period set forth above is not an indication that the price per share of the CDNS is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of CDNS.
Autocallable Leveraged Index Return Notes®	TS-21

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Common Stock of Dynatrace, Inc.
Dynatrace, Inc. is a software intelligence platform company. This Basket Stock trades on the NYSE under the symbol “DT”. The company’s CIK number is 0001773383.
The following graph shows the daily historical performance of DT on its primary exchange in the period from August 1, 2019 (the date DT began trading) through March 27, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of DT was $49.02. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of DT

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This historical data on DT is not necessarily indicative of the future performance of DT or what the value of the notes may be. Any historical upward or downward trend in the price per share of the DT during any period set forth above is not an indication that the price per share of the DT is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of DT.
Autocallable Leveraged Index Return Notes®	TS-22

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Common Stock of HubSpot, Inc.
HubSpot, Inc. delivers connection for customer-facing teams with a unified platform that includes three layers: AI-powered engagement hubs, a Smart customer relationship management product, and a connected ecosystem supporting the customer platform with a marketplace of integrations, templates, and expert partners, a community network, and an academy of educational content. This Basket Stock trades on the NYSE under the symbol “HUBS”. The company’s CIK number is 0001404655.
The following graph shows the daily historical performance of HUBS on its primary exchange in the period from January 1, 2015 through March 27, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of HUBS was $593.41. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of HUBS

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This historical data on HUBS is not necessarily indicative of the future performance of HUBS or what the value of the notes may be. Any historical upward or downward trend in the price per share of the HUBS during any period set forth above is not an indication that the price per share of the HUBS is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of HUBS.
Autocallable Leveraged Index Return Notes®	TS-23

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Common Stock of Intuit Inc.
Intuit Inc. develops and sells financial, accounting and tax preparation software for small businesses, consumers and accounting professionals. This Basket Stock trades on the Nasdaq Global Select Market under the symbol “INTU”. The company’s CIK number is 0000896878.
The following graph shows the daily historical performance of INTU on its primary exchange in the period from January 1, 2015 through March 27, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of INTU was $615.30. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of INTU

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This historical data on INTU is not necessarily indicative of the future performance of INTU or what the value of the notes may be. Any historical upward or downward trend in the price per share of the INTU during any period set forth above is not an indication that the price per share of the INTU is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of INTU.
Autocallable Leveraged Index Return Notes®	TS-24

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Common Stock of Adobe Inc.
Adobe Inc. is a software company that offers a line of products and services for computers, devices and media. This Basket Stock trades on the Nasdaq Global Select Market under the symbol “ADBE”. The company’s CIK number is 0000796343.
The following graph shows the daily historical performance of ADBE on its primary exchange in the period from January 1, 2015 through March 27, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of ADBE was $396.15. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of ADBE

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This historical data on ADBE is not necessarily indicative of the future performance of ADBE or what the value of the notes may be. Any historical upward or downward trend in the price per share of the ADBE during any period set forth above is not an indication that the price per share of the ADBE is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of ADBE.
Autocallable Leveraged Index Return Notes®	TS-25

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Common Stock of Oracle Corporation
Oracle Corporation provides products and services for corporation information technology (IT) environments in the form of applications, platform and infrastructure, offering on premise, cloud-based and hybrid IT solutions. This Basket Stock trades on the NYSE under the symbol “ORCL”. The company’s CIK number is 0001341439.
The following graph shows the daily historical performance of ORCL on its primary exchange in the period from January 1, 2015 through March 27, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On the pricing date, the Closing Market Price of ORCL was $145.78. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of ORCL

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This historical data on ORCL is not necessarily indicative of the future performance of ORCL or what the value of the notes may be. Any historical upward or downward trend in the price per share of the ORCL during any period set forth above is not an indication that the price per share of the ORCL is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of ORCL.
Autocallable Leveraged Index Return Notes®	TS-26

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Supplement to the Plan of Distribution; Conflicts of Interest
Under our distribution agreement with BofAS, BofAS will purchase the notes from us as principal at the public offering price indicated on the cover of this term sheet, less the indicated underwriting discount.
MLPF&S will purchase the notes from BofAS for resale, and it will receive a selling concession in connection with the sale of the notes in an amount up to the full amount of underwriting discount set forth on the cover of this term sheet.
We are paying a fee to LFT Securities, LLC for providing certain electronic platform services with respect to this offering, which reduced the economic terms of the notes to you. An affiliate of BofAS has an ownership interest in LFT Securities, LLC.
MLPF&S and BofAS, each, a broker-dealer subsidiary of BAC, are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as selling agent, in the case of BofAS, and as dealer, in the case of MLPF&S, in the distribution of the notes. Accordingly, offerings of the notes will conform to the requirements of Rule 5121 applicable to FINRA members. Neither BofAS nor MLPF&S may make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.
We will deliver the notes against payment therefor in New York, New York on a date that is greater than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.
The notes will not be listed on any securities exchange. In the original offering of the notes, the notes will be sold in minimum investment amounts of 100 units. If you place an order to purchase the notes, you are consenting to MLPF&S and/or one of its affiliates acting as a principal in effecting the transaction for your account.
MLPF&S and BofAS may repurchase and resell the notes, with repurchases and resales being made at prices related to then-prevailing market prices or at negotiated prices, and these will include MLPF&S’s and BofAS’s trading commissions and mark-ups or mark-downs. MLPF&S and BofAS may act as principal or agent in these market-making transactions; however, neither is obligated to engage in any such transactions. At their discretion, for a short, undetermined initial period after the issuance of the notes, MLPF&S and BofAS may offer to buy the notes in the secondary market at a price that may exceed the initial estimated value of the notes. Any price offered by MLPF&S or BofAS for the notes will be based on then-prevailing market conditions and other considerations, including the performance of the Basket and the remaining term of the notes. However, neither we nor any of our affiliates is obligated to purchase your notes at any price, or at any time, and we cannot assure you that we or any of our affiliates will purchase your notes at a price that equals or exceeds the initial estimated value of the notes.
The value of the notes shown on your account statement will be based on BofAS’s estimate of the value of the notes if BofAS or another of our affiliates were to make a market in the notes, which it is not obligated to do. That estimate will be based upon the price that BofAS may pay for the notes in light of then-prevailing market conditions and other considerations, as mentioned above, and will include transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the notes.
An investor’s household, as referenced on the cover of this term sheet, will generally include accounts held by any of the following, as determined by MLPF&S in its discretion and acting in good faith based upon information then available to MLPF&S:
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the investor’s spouse (including a domestic partner), siblings, parents, grandparents, spouse’s parents, children and grandchildren, but excluding accounts held by aunts, uncles, cousins, nieces, nephews or any other family relationship not directly above or below the individual investor;

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a family investment vehicle, including foundations, limited partnerships and personal holding companies, but only if the beneficial owners of the vehicle consist solely of the investor or members of the investor’s household as described above; and

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a trust where the grantors and/or beneficiaries of the trust consist solely of the investor or members of the investor’s household as described above; provided that, purchases of the notes by a trust generally cannot be aggregated together with any purchases made by a trustee’s personal account.

Purchases in retirement accounts will not be considered part of the same household as an individual investor’s personal or other non-retirement account, except for individual retirement accounts (“IRAs”), simplified employee pension plans (“SEPs”), savings incentive match plan for employees (“SIMPLEs”), and single-participant or owners only accounts (i.e., retirement accounts held by self-employed individuals, business owners or partners with no employees other than their spouses).
Please contact your Merrill financial advisor if you have any questions about the application of these provisions to your specific circumstances or think you are eligible.
Autocallable Leveraged Index Return Notes®	TS-27

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Structuring the Notes
The notes are our debt securities, the return on which is linked to the performance of the Basket. The related guarantees are BAC’s obligations. As is the case for all of our debt securities, including our and BAC’s respective market-linked notes, the economic terms of the notes reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This rate, which we refer to in this term sheet as BAC’s internal funding rate, is typically lower than the rate BAC would pay when it issues conventional fixed or floating rate debt securities. This generally relatively lower internal funding rate, which is reflected in the economic terms of the notes, along with the fees and charges associated with market-linked notes, resulted in the initial estimated value of the notes on the pricing date being less than their public offering price.
Payments on the notes, including the amount you receive at maturity or upon an automatic call, will be calculated based on the performance of the Basket and the $10 per unit principal amount. In order to meet these payment obligations, at the time we issue the notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined by seeking bids from market participants, including BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Basket, the tenor of the notes and the tenor of the hedging arrangements.  The economic terms of the notes and their initial estimated value depend in part on the terms of these hedging arrangements.
BofAS has advised us that the hedging arrangements will include a hedging-related charge of approximately $0.05 per unit, reflecting an estimated profit to be credited to BofAS from these transactions. Since hedging entails risk and may be influenced by unpredictable market forces, additional profits and losses from these hedging arrangements may be realized by BofAS or any third party hedge providers.
For further information, see “Risk Factors” beginning on page PS-8 and “Use of Proceeds” on page PS-22 of the accompanying product supplement STOCK LIRN-1.
Validity of the Notes
In the opinion of McGuireWoods LLP, as counsel to BofA Finance, as issuer, and BAC, as guarantor, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the notes (the “Master Note”) identifying the notes offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the notes have been delivered against payment therefor as contemplated in this term sheet and the related prospectus, prospectus supplement and product supplement, all in accordance with the provisions of the indenture governing the notes and the related guarantee, such notes will be the legal, valid and binding obligations of BofA Finance, and the related guarantee will be the legal, valid and binding obligation of BAC, subject, in each case, to the effects of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date of this term sheet and is limited to the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting either of the foregoing) and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture governing the notes and due authentication of the Master Note, the validity, binding nature and enforceability of the indenture governing the notes and the related guarantee with respect to the trustee, the legal capacity of individuals, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the opinion letter of McGuireWoods LLP dated December 8, 2022, which has been filed as an exhibit to the Registration Statement (File Nos. 333-268718 and 333-268718-01) of BAC and BofA Finance, filed with the SEC on December 8, 2022.
Autocallable Leveraged Index Return Notes®	TS-28

Autocallable Leveraged Index Return Notes® Linked to a Basket of Fifteen Technology-Related Stocks, due March 29, 2027
Summary Tax Consequences
 You should consider the U.S. federal income tax consequences of an investment in the notes, including the following:
■	There is no statutory, judicial, or administrative authority directly addressing the characterization of the notes.
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You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the notes for all tax purposes as a single financial contract with respect to the Basket.

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Under this characterization and tax treatment of the notes, a U.S. Holder (as defined beginning on page 71 of the prospectus) generally will recognize capital gain or loss upon maturity or upon a sale or exchange of the notes prior to maturity. This capital gain or loss generally will be long-term capital gain or loss if you held the notes for more than one year.

■	No assurance can be given that the Internal Revenue Service (“IRS”) or any court will agree with this characterization and tax treatment.
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Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the accompanying product supplement STOCK LIRN-1), if any, will not apply to notes that are issued as of the date of this term sheet unless such notes are “delta-one” instruments.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS-45 of the accompanying product supplement STOCK LIRN-2.
Where You Can Find More Information
We and BAC have filed a registration statement (including a product supplement, a prospectus supplement and a prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the Note Prospectus, including this term sheet, and the other documents relating to this offering that we and BAC have filed with the SEC, for more complete information about us, BAC and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, we, any agent or any dealer participating in this offering will arrange to send you these documents if you so request by calling MLPF&S or BofAS toll-free at 1-800-294-1322.
“Leveraged Index Return Notes®” and “LIRNs®” are BAC’s registered service marks.
Autocallable Leveraged Index Return Notes®	TS-29